                                 EXHIBIT 99.1
         Financial Statements of New Hampshire Thrift Bancshares, Inc.
                            as of December 31, 1996

        [LETTERHEAD OF SHATSWELL, MacLEOD & COMPANY, P.C. APPEARS HERE]


The Board of Directors,
New Hampshire Thrift Bancshares, Inc.
Newport, New Hampshire

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------

We have audited the accompanying consolidated statement of financial condition of New Hampshire Thrift Bancshares, Inc. and Subsidiaries as of December 31, 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of New Hampshire Thrift Bancshares, Inc. and Subsidiaries as of December 31, 1995 and 1994, were audited by other auditors whose reports dated January 19, 1996 and January 24, 1995, expressed unqualified opinions of those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1996 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New Hampshire Thrift Bancshares, Inc. and Subsidiaries as of December 31, 1996 and the consolidated results of their operations and their cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," effective January 1, 1996.

                                         /s/ Shatswell, MacLeod & Company, P.C.
                                             SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
January 22, 1997

             [LETTERHEAD OF SMITH, BATCHELDER & RUGG APPEARS HERE]


                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors of
New Hampshire Thrift Bancshares, Inc. and subsidiaries:

We have audited the accompanying consolidated statements of financial condition of New Hampshire Thrift Bancshares, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1994, 1993, and 1992. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New Hampshire Thrift Bancshares, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for the years ended December 31, 1994, 1993 and 1992, in conformity with generally accepted accounting principles.


                                        /s/ Smith, Batchelder & Rugg


Lebanon, New Hampshire
January 24, 1995

           [LETTERHEAD OF BERRY, DUNN, MCNEIL & PARKER APPEARS HERE]


                         INDEPENDENT AUDITORS' REPORT



The Board of Directors
New Hampshire Thrift Bancshares, Inc. and subsidiaries

We have audited the accompanying consolidated statement of financial condition of New Hampshire Thrift Bancshares, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated statement of financial condition of New Hampshire Thrift Bancshares, Inc. and subsidiaries as of December 31, 1994 and the consolidated statements of income, changes in stockholders' equity, and cash flows for the two years then ended were audited by Smith, Batchelder & Rugg whose report, dated January 24, 1995, expressed an unqualified opinion on those statements. Included in Notes 3 and 4 to the financial statements is information included in New Hampshire Thrift Bancshares, Inc. and subsidiaries financial statements as of December 31, 1993, 1992 and 1991, upon which Smith, Batchelder & Rugg issued their unqualified opinions dated January 21, 1994 and January 22, 1993.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New Hampshire Thrift Bancshares, Inc. and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


        /s/ Berry, Dunn, McNeil & Parker

Lebanon, New Hampshire
January 19, 1996

              NEW HAMPSHIRE THRIFT BANCSHARES INC. AND SUBSIDIARY
            =======================================================
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

AS OF DECEMBER 31,                                                                               1996                      1995
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
  Cash and due from banks                                                               $   5,868,749             $   7,544,297
  Federal funds sold                                                                        5,134,000                 3,449,000
                                                                                   -----------------------------------------------
     Cash and cash equivalents                                                             11,002,749                10,993,297
  Securities available for sale                                                            24,950,725                25,718,260
  Securities held to maturity                                                                 340,276                   393,054
  Other investments                                                                         2,307,557                 2,303,285
  Loans held for sale                                                                         745,650                 3,095,971
  Loans receivable, net                                                                   215,153,819               205,073,080
  Nonaccrual loans                                                                            848,942                   297,172
  Accrued interest receivable                                                               1,354,042                 1,433,882
  Bank premises and equipment, net                                                          5,104,366                 5,316,837
  Investments in real estate                                                                  619,487                   638,557
  Real estate owned and property acquired in settlement of loans                              723,478                   984,185
  Other assets                                                                              1,234,253                 1,968,497
                                                                                   -----------------------------------------------
       Total assets                                                                     $ 264,385,344             $ 258,216,077
                                                                                   ===============================================
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
  Demand deposits                                                                       $  10,587,757             $  10,934,512
  Savings and NOW accounts                                                                 96,630,673                95,825,177
  Time deposits                                                                           106,740,465                93,211,232
                                                                                   -----------------------------------------------
       Total deposits                                                                     213,958,895               199,970,921

  Securities sold under agreement to repurchase                                             8,662,736                 9,552,825
  Advances from Federal Home Loan Bank                                                     20,174,025                26,936,168
  Accrued expenses and other liabilities                                                    2,395,998                 2,212,158
                                                                                   -----------------------------------------------
       Total liabilities                                                                  245,191,654               238,672,072
                                                                                   -----------------------------------------------

SHAREHOLDERS' EQUITY
  Preferred stock, $.01 par value per share: 2,500,000 shares authorized,                           -                         -
     no shares issued or outstanding
  Common stock, $.01 par value,  per share:  5,000,000 shares authorized,
     2,147,282 shares issued and 1,704,982 shares outstanding at
     December 31, 1996, 2,147,282 shares issued and 1,689,503 shares
     outstanding at December 31, 1995                                                          21,473                    21,473
  Paid-in capital                                                                          13,241,774                13,160,382
  Retained earnings                                                                         8,437,149                 8,673,504
  Net unrealized holding gain (loss) on securities available for sale net of $65,000 of deferred tax benefit in 1996, and $51,000 of
     deferred taxes in 1995                                                                  (127,179)                   97,594

                                                                                           21,573,217                21,952,953
  Treasury stock, at cost, 442,300 shares as of December 31, 1996
    and 457,779 shares as of December 31, 1995                                             (2,379,527)               (2,408,948)
                                                                                   -----------------------------------------------

       Total shareholders' equity                                                          19,193,690                19,544,005
                                                                                   -----------------------------------------------

       Total liabilities and shareholders' equity                                       $ 264,385,344             $ 258,216,077
                                                                                   ===============================================

The accompanying notes to consolidated financial statements are an integral part of these statements.

              NEW HAMPSHIRE THRIFT BANCSHARES INC. AND SUBSIDIARY
           =========================================================
                       CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31,                                              1996             1995              1994
----------------------------------------------------------------------------------------------------------------------
 INTEREST INCOME
   Interest on loans                                                 $  16,775,792    $  15,846,308     $  13,250,592
   Interest and dividends on investments                                 1,928,455        1,620,025         1,291,844
                                                                     -------------------------------------------------
          Total interest income                                         18,704,247       17,466,333        14,542,436
                                                                     -------------------------------------------------

 INTEREST EXPENSE
   Interest on deposits                                                  8,686,678        8,096,851         6,454,599
   Interest on advances and other borrowed money                         1,637,862        1,501,496           591,807
                                                                     -------------------------------------------------
          Total interest expense                                        10,324,540        9,598,347         7,046,406
                                                                     -------------------------------------------------

          Net interest income                                            8,379,707        7,867,986         7,496,030

 PROVISION FOR LOAN LOSSES                                               1,660,741        1,163,710           761,555
                                                                     -------------------------------------------------

          Net interest income after provision for loan losses            6,718,966        6,704,276         6,734,475
                                                                     -------------------------------------------------

 OTHER INCOME
   Loan origination fees                                                    75,564           89,632           295,173
   Customer service fees                                                 1,190,726        1,058,868           856,327
   Net gain (loss) on sale of securities and bank property                 276,986          (88,827)           35,706
   Rental income                                                           223,673          227,885           220,460
   Brokerage service income                                                153,261          110,705           149,566
   Other income                                                              3,029           37,293                 -
                                                                     -------------------------------------------------
          Total other income                                             1,923,239        1,435,556         1,557,232
                                                                     -------------------------------------------------

 OTHER EXPENSES
   Salaries and employee benefits                                        3,039,929        2,917,180         2,861,435
   Occupancy expenses                                                    1,242,216        1,195,834         1,101,198
   Advertising and promotion                                               188,512          162,745           154,382
   Depositors' insurance                                                 1,448,801          440,439           406,630
   Outside services                                                        364,101          333,361           350,812
   Provision for other real estate owned losses                            229,970                -                 -
   Other expenses                                                        1,231,802        1,241,450         1,112,000
                                                                     -------------------------------------------------
          Total other expenses                                           7,745,331        6,291,009         5,986,457
                                                                     -------------------------------------------------

 INCOME BEFORE PROVISION FOR INCOME TAXES                                  896,874        1,848,823         2,305,250

 PROVISION FOR INCOME TAXES                                                286,163          604,000           723,000
                                                                     -------------------------------------------------

 NET INCOME                                                          $     610,711    $   1,244,823     $   1,582,250
                                                                     =================================================

 Earnings per common share                                           $         .35    $         .73     $         .93
                                                                     =================================================

 Dividends declared per common share                                 $         .50    $         .50     $         .50
                                                                     =================================================

The accompanying notes to consolidated financial statements are an integral part of these statements.

              NEW HAMPSHIRE THRIFT BANCSHARES INC. AND SUBSIDIARY
     ===================================================================
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31,                                                1996               1995                1994
-----------------------------------------------------------------------------------------------------------------------------
 COMMON STOCK
     Balance, beginning and end of year                                $      21,473      $      21,473       $      21,473
                                                                       ------------------------------------------------------

 PAID-IN CAPITAL
     Balance, beginning of year                                        $  13,160,382      $   13,103,404      $  13,069,785
     Gain on sale of treasury stock, at cost                                  81,392              56,978             33,619
                                                                       ------------------------------------------------------

     Balance, end of year                                              $  13,241,774      $   13,160,382      $  13,103,404
                                                                       ------------------------------------------------------

 RETAINED EARNINGS
     Balance, beginning of year                                        $   8,673,504      $    8,268,094      $   7,516,147
     Net income                                                              610,711           1,244,823          1,582,250
     Cash dividends paid                                                    (847,066)           (839,413)          (830,303)
                                                                       ------------------------------------------------------

     Balance, end of year                                              $   8,437,149      $    8,673,504      $   8,268,094
                                                                       ------------------------------------------------------

 NET UNREALIZED HOLDING GAIN (LOSS) ON
  SECURITIES AVAILABLE FOR SALE
     Balance, beginning of year                                        $      97,594      $     (728,667)     $      95,857
     Adjustment to fair value                                               (340,773)          1,252,661         (1,199,924)
     Effect of change in deferred taxes                                      116,000            (426,400)           375,400
                                                                       ------------------------------------------------------

     Balance, end of year                                              $    (127,179)     $       97,594      $    (728,667)
                                                                       ------------------------------------------------------

 TREASURY STOCK
     Balance, beginning of year                                        $  (2,408,948)     $   (2,411,430)     $  (2,316,293)
     Shares repurchased, (3,251 shares in 1996,
        14,968 shares in 1995, and 20,900 shares in 1994)                    (43,482)           (144,015)          (193,938)
     Exercise of stock options, (18,730 shares in 1996,
        33,485 shares in 1995, and  22,583 shares in 1994)                    72,903             146,497             98,801
                                                                       ------------------------------------------------------

     Balance, end of year                                              $  (2,379,527)     $   (2,408,948)     $  (2,411,430)
                                                                       ------------------------------------------------------

The accompanying notes to consolidated financial statements are an integral part of these statements.

              NEW HAMPSHIRE THRIFT BANCSHARES INC. AND SUBSIDIARY
            =======================================================
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,                                                  1996                       1995             1994
----------------------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                     $          610,711         $        1,244,823    $   1,582,250
     Adjustments to reconcile net income to net cash
      provided by operating activities -
     Depreciation and amortization                                             455,910                    435,467          435,124
     Loans originated for sale                                             (14,233,140)               (18,911,177)      (7,431,617)
     Proceeds from sale of loans                                            14,166,770                 18,874,886        7,355,527
     (Gain) loss from sale of loans                                             66,370                     36,291           76,090
     (Gain) loss from sale of premises and equipment                          (251,770)                    14,603           (2,955)
     (Gain) loss from sale of debt securities available                            667                      3,957           (1,760)
       for sale and writedowns
     (Gain) loss from sale of equity securities available                       25,833                     33,975          (65,499)
      for sale
     Gain from sale of other real estate owned                                       -                          -          (41,581)
     Provision for other real estate owned losses                              229,970                          -                -
     Provision for loan losses                                               1,660,741                  1,163,710          761,555
     Deferred tax expense (benefit)                                           (120,481)                   324,909           75,000
     (Increase) decrease in accrued interest and other assets                  861,580                 (1,718,404)          96,149
     Decrease in deferred loan fees                                            (81,550)                  (138,396)        (198,762)
     Increase (decrease) in accrued expenses and other                         449,399                   (121,619)          11,183
      liabilities
                                                                    ----------------------------------------------------------------
          Net cash provided by operating activities                          3,841,010                  1,243,025        2,650,704
                                                                    ----------------------------------------------------------------

 CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from sale of premises and equipment                              344,387                     84,400           31,119
     Capital expenditures                                                     (316,986)                  (545,515)        (952,379)
     Proceeds from sale of debt securities available for sale                2,468,275                  3,723,564          999,609
     Proceeds from sale of equity securities available for sale                450,642                    794,170          713,223
     Principal reduction on securities held to maturity                         52,778                     52,778           51,389
     Purchase of securities available for sale                              (9,063,424)               (13,211,517)      (9,006,732)
     Maturities of securities available for sale                             6,498,000                  2,665,000        3,725,000
     Purchase of other investments                                              (5,000)                  (385,289)               -
     Purchase of Federal Home Loan Bank stock                                        -                   (519,600)        (124,900)
     Net increase in loans to customers                                     (9,539,579)               (15,384,264)     (21,539,263)
     (Increase) decrease in nonaccrual loans                                  (551,770)                 1,395,436       (1,191,200)
     Decrease in real estate owned                                             260,707                    520,695          390,748
                                                                    ----------------------------------------------------------------
          Net cash used in investing activities                             (9,401,970)               (20,810,142)     (26,903,386)
                                                                    ----------------------------------------------------------------

 CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase in deposits                                               13,987,974                  5,437,855       17,816,769
     Net increase (decrease) in repurchase agreements                         (890,089)                 5,954,918         (987,213)
     Increase (decrease) in advances from Federal Home                      (6,762,143)                11,725,374        9,770,015
      Loan Bank
     Net change in other borrowed money                                        (29,077)                   (31,368)         (31,034)
     Payments to acquire treasury stock                                        (43,482)                  (144,015)        (193,938)
     Dividends paid                                                           (847,066)                  (839,413)        (830,303)
     Proceeds from exercise of stock options                                   154,295                    203,475          132,420
                                                                    ----------------------------------------------------------------
          Net cash provided by financing activities                          5,570,412                 22,306,826       25,676,716
                                                                    ----------------------------------------------------------------
 NET INCREASE IN CASH AND CASH EQUIVALENTS                                       9,452                  2,739,709        1,424,034
 CASH AND CASH EQUIVALENTS, beginning of year                               10,993,297                  8,253,588        6,829,554
                                                                    ----------------------------------------------------------------
 CASH AND CASH EQUIVALENTS, end of year                             $       11,002,749         $       10,993,297    $   8,253,588
                                                                    ================================================================

The accompanying notes to consolidated financial statements are an integral part of these statements.

              NEW HAMPSHIRE THRIFT BANCSHARES INC. AND SUBSIDIARY
            =======================================================
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                1996                   1995             1994
------------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the period for:
   Interest on deposit accounts                                           $     8,701,566         $    8,677,030   $    6,343,205
   Interest on advances and other borrowed money                                1,678,133              1,418,043          553,577
                                                                        ------------------------------------------------------------

    Total interest paid                                                   $    10,379,699         $   10,095,073   $    6,896,782
                                                                        ============================================================
   Income taxes                                                           $       331,763         $      363,879   $      701,986
                                                                        ============================================================


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Loans originated to facilitate sales of other real estate owned           $       207,500         $            -   $            -
                                                                        ============================================================
Transfers from loans to real estate acquired through foreclosure          $       462,302         $      320,000   $      305,717
                                                                        ============================================================

The accompanying notes to consolidated financial statements are an integral part of these statements.

              NEW HAMPSHIRE THRIFT BANCSHARES INC. AND SUBSIDIARY
            =======================================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     NATURE OF OPERATIONS - New Hampshire Thrift Bancshares, Inc. (Company) is a savings association holding company headquartered in New London, New Hampshire. The Company's subsidiary, Lake Sunapee Bank, fsb (Bank), a federal stock savings bank operates ten branches primarily in Grafton, Sullivan, and Merrimack Counties in west central New Hampshire. Although the Company has a diversified portfolio, a substantial portion of its debtors' abilities to honor their contracts is dependent on the economic health of the region. Its primary source of revenue is providing loans to customers who are predominately small and middle-market businesses and middle-income individuals.

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company, the Bank, Lake Sunapee Group, Inc. (LSGI), and Lake Sunapee Financial Services Corp. (LSFSC). LSGI and LSFSC are wholly-owned subsidiaries of the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

     CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, the Company considers federal funds sold and due from banks to be cash equivalents.

     SECURITIES AVAILABLE FOR SALE - Available for sale securities consist of bonds, notes, debentures, and certain equity securities. Unrealized holding gains and losses, net of tax, on available for sale securities are reported as a net amount in a separate component of shareholders' equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific-identification method. Declines that are other than temporary in the fair value of individual available for sale securities below their cost have resulted in write-downs of the individual securities to their fair value. The related write-downs of $728 and $76,590 have been included in earnings as realized losses for the years ended 1996 and 1995, respectively. There was no related write-down for the year 1994.

     SECURITIES HELD TO MATURITY - Bonds, notes, and debentures which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts recognized in interest income using the interest method over the period to maturity. Declines that are other than temporary in the fair value of individual held to maturity securities below their cost result in write-downs of the individual securities to their fair value. No write-downs have occurred for securities held to maturity.

     OTHER INVESTMENTS - Other investments are investments which do not have readily determinable fair values. These types of investments are reported at cost and are evaluated for other than a temporary decline in value. Other than temporary declines in value result in write-downs of the individual security. No write-downs have occurred for securities which are classified as other investments.

     LOANS HELD FOR SALE - Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income. No losses have been recorded.

     LOANS RECEIVABLE - Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to the yield of the related loan. When the interest accrual is discontinued, all unpaid accrued interest is reversed. The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is an estimate based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. This material estimate and the estimate of real estate acquired in connection with foreclosures are particularly susceptible to significant change in the near term. In connection with the determination of the allowance for loan losses and the carrying value of real estate owned, management obtains independent appraisals for significant properties to arrive at its evaluation.

              NEW HAMPSHIRE THRIFT BANCSHARES INC. AND SUBSIDIARY
            =======================================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)

     Effective January 1, 1995, the Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan". The FAS as amended SFAS No. 118 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral, if the loan is collateral dependent. The adoption of the new accounting standard did not have a material effect on the Company's financial position or results of operation. Interest income on impaired loans is recognized on an accrual basis when the impaired loan is less than 90 days past due and has not been reclassified to non-accrual status. Interest income on impaired loans over 90 days past due, and on loans placed on non-accrual status, is recognized using a cash basis accounting method. Cash receipts on impaired loans are recorded as both interest income and a reduction in the impaired loan balance consistent with the terms of the underlying contractual agreements.

     The balance of impaired loans is determined by aggregating the fair vaLue or present value of expected cash flows on individual loans identified as impaired. Homogeneous groups of loans such as consumer installment loans and residential mortgage loans are not considered impaired.

     A loan becomes impaired when it appears probable the Company will be unable to collect all amounts due, including principal and interest, under the contractual terms of the loan agreement. A loan is placed on non-accrual status when it appears likely interest income will not be received. Non-accrual loans are reviewed for possible impairment.

     Impaired loans are written-down or charged-off when it has been determined the asset has such little value that it no longer warrants remaining on the books. The decision to charge-off is made on a case-by-case basis.

     Factors considered by management in determining impairment include payment status, net worth and collateral value. An insignificant payment delay or an insignificant shortfall in payment does not in itself result in the review of a loan for impairment. The Company applies SFAS No. 114 on a loan-by-loan basis. The Company does not apply SFAS No. 114 to aggregations of loans that have risk characteristics in common with other impaired loans. Substantially all of the Company's loans that have been identified as impaired have been measured by the fair value of existing collateral.

     BANK PREMISES AND EQUIPMENT - Company premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Expenditures for replacements or major improvements are capitalized; expenditures for normal maintenance and repairs are charged to expense as incurred. Upon the sale or retirement of bank premises and equipment, the cost and accumulated depreciation are removed from the respective accounts and any gain or loss is included in income.

     INVESTMENT IN REAL ESTATE - Investment in real estate is carried at the lower of cost or estimated fair value. The buildings are being depreciated over their useful lives. The properties consist of a condominium that the Company rents to the public and three buildings that the Company rents for commercial purposes. Rental income is recorded in income when received and expenses for maintaining these assets are charged to expense as incurred.

     REAL ESTATE OWNED AND PROPERTY ACQUIRED IN SETTLEMENT OF LOANS - The Bank classifies loans as in-substance, repossessed or foreclosed if the Bank receives physical possession of the debtor's assets regardless of whether formal foreclosure proceedings take place. At the time of foreclosure or possession, the Company records the property at the lower of fair value minus estimated costs to sell or the outstanding balance of the loan. All properties are periodically reviewed and declines in the value of the property are charged against income.

     EARNINGS PER SHARE - Earnings per share are calculated using the weighted average number of shares outstanding at the end of the year plus common stock equivalents, as appropriate, resulting from the granting of incentive stock options (Notes 10 and 14). Common stock equivalents are determined using the treasury stock method. Common stock equivalents are not included in the computation of earnings per share if they have an antidilutive effect. The number of shares used in computing earnings per share was 1,722,983, 1,699,536, and 1,693,259, for the years ended December 31, 1996, 1995 and 1994, respectively.

              NEW HAMPSHIRE THRIFT BANCSHARES INC. AND SUBSIDIARY
            =======================================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)


     INCOME TAXES - Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting for deferred loan origination fees, unrealized loss on securities available for sale, provision for loan losses and depreciation.

     APPLE COMPUTER PROGRAM - During 1988, the Company offered depositors an Apple computer as an inducement to open a certificate of deposit. The cost of acquiring these computers has been treated as a prepayment of interest and is being amortized over the period to maturity of the deposit accounts. In the event of early withdrawal, the prorated value of the prepayment will be deducted from unpaid interest and principal at the time of withdrawal. As of December 31, 1996 and 1995, other assets include $67,019 and $115,431, respectively, of unamortized computer costs.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:


     Cash and short-term instruments  -  The carrying amounts of cash and short-
       term instruments approximate their fair value.
     Available for sale and held to maturity securities - Fair values for available for sale securities, are based on quoted market prices. The carrying values of held to maturity and other investments approximate fair values.
     Loans receivable - For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for all other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.
     Deposit liabilities - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed term money-market accounts and certificates of deposits (CD's) approximate their fair values at the reporting date. Fair values for fixed-rate CD's are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.
     Borrowings - The carrying amounts of federal funds purchased, and other borrowings maturing within 90 days approximate their fair values. Fair values of other borrowings are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.
     Accrued interest  -  The carrying amounts of accrued interest approximate their fair values.
     Off-balance sheet instruments - Fair values for loan commitments have not been presented as the future revenue derived from such financial instruments is not significant.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RECLASSIFICATIONS - Certain amounts in the 1995 and 1994 consolidated financial statements have been reclassified to conform to the current year's presentation.

     DEFERRED LOAN ORIGINATION FEES - Loan origination, commitment fees and certain direct origination costs are deferred, and the net amount is being amortized as an adjustment of the related loan's yield. The Company is generally amortizing these amounts over the contractual life of the related loans.

     STOCK BASED COMPENSATION - SFAS No. 123, "Accounting for Stock-Based Compensation," was issued in October 1995 and introduces a fair value method of accounting for employee stock options, restricted stock grants, stock appreciation rights or similar equity instruments. In accordance with SFAS No. 123, entities can recognize stock-based compensation expense in the basic financial statements using either (i) the intrinsic value approach set forth in APB

              NEW HAMPSHIRE THRIFT BANCSHARES INC. AND SUBSIDIARY
            =======================================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)

Opinion No. 25 or (ii) the fair value method introduced in SFAS No. 123. Entities electing to continue to follow the provisions of APB Opinion No. 25 must make pro forma disclosure of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied. Management will continue to measure stock-based compensation costs in accordance with APB Opinion No. 25 and has made the pro forma disclosure requirements of SFAS No. 123 for 1996 and 1995.

     LOAN SERVICING - Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights, an amendment of FASB Statement No. 65." This statement requires that a mortgage banking enterprise recognize as separate assets from its related loans the rights to service mortgage loans for others, either through acquisition of those rights or from the sale or securitization of loans with the servicing rights retained on those loans, based on their relative fair values. To determine the fair value of the servicing rights created, the Company uses the market prices under comparable servicing sale contracts, when available, or alternatively uses a valuation model that calculated the present value of future cash flows to determine the fair value of the servicing rights. In using this valuation method, the Company incorporates assumptions that market participants would use in estimating future net servicing income, which includes estimates of the cost of servicing loans, the discount rate, ancillary income, prepayment speeds and default rates.

     The cost of mortgage servicing rights is amortized on a straight-line basis which has substantially the same effect as amortizing the rights in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. For purposes of measuring impairment, the rights are stratified based on the following interest rate risk characteristics of the underlying loans. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value.

     CONCENTRATION OF CREDIT RISK - Most of the Company's business activity is with customers located within the state. There are no concentrations of credit to borrowers that have similar economic characteristics. The majority of the Company's loan portfolio is comprised of loans collateralized by real estate located in the state of New Hampshire.

                ==============================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.   SECURITIES:

The amortized cost and approximate market value of securities are summarized as follows:

                                                                                            DECEMBER 31, 1996
                                                              ----------------------------------------------------------------------
                                                                                      GROSS                  GROSS
                                                                                    UNREALIZED             UNREALIZED
                                                                        FAIR         HOLDING                HOLDING        AMORTIZED
                                                                       VALUE           GAIN                   LOSS            COST
                                                              ----------------------------------------------------------------------
Held to maturity:
    Bonds and notes -
      Municipal bonds                                              $    340,276   $          -             $        -    $   340,276
                                                              ----------------------------------------------------------------------
Total held to maturity                                                  340,276              -                      -        340,276
                                                              ----------------------------------------------------------------------

Available for sale:
    Bonds and notes -
      U. S. Treasury Notes                                           12,884,840         31,066                 94,145     12,947,919
      U. S. Government, including agencies                            3,269,758         17,393                 18,099      3,270,464
      Other bonds and debentures                                      7,641,502         17,692                 97,336      7,721,146
                                                              ----------------------------------------------------------------------
                                                                     23,796,100         66,151                209,580     23,939,529
    Equity securities                                                 1,154,625         45,575                 94,325      1,203,375
                                                              ----------------------------------------------------------------------
Total available for sale                                             24,950,725        111,726                303,905     25,142,904
                                                              ----------------------------------------------------------------------
Other investments:
     Federal Home Loan Bank stock                                     1,861,000              -                      -      1,861,000
     Other securities                                                   446,557              -                      -        446,557
                                                              ----------------------------------------------------------------------
Total other investments                                               2,307,557                                            2,307,557
                                                              ----------------------------------------------------------------------
Total securities                                                   $ 27,598,558   $    111,726             $  303,905     27,790,737
                                                              ======================================================================

                                                                                           DECEMBER 31, 1995
                                                              ----------------------------------------------------------------------
                                                                                      GROSS                  GROSS
                                                                                    UNREALIZED             UNREALIZED
                                                                        FAIR         HOLDING                HOLDING       AMORTIZED
                                                                       VALUE           GAIN                   LOSS           COST
                                                              ----------------------------------------------------------------------
Held to maturity:
    Bonds and notes -
      Municipal bonds                                              $    393,054   $          -             $        -   $    393,054
                                                              ----------------------------------------------------------------------
Total held to maturity                                                  393,054              -                      -        393,054
                                                              ----------------------------------------------------------------------
Available for sale:
    Bonds and notes -
      U. S. Treasury Notes                                           12,139,529        147,900                  3,166     11,994,795
      U. S. Government, including agencies                            2,724,130         33,249                     40      2,690,921
      Other bonds and debentures                                      9,352,476        104,119                 38,416      9,286,773
                                                              ----------------------------------------------------------------------
                                                                     24,216,135        285,268                 41,622     23,972,489
    Equity securities                                                 1,502,125         11,750                106,800      1,597,175
                                                              ----------------------------------------------------------------------
Total available for sale                                             25,718,260        297,018                148,422     25,569,664
                                                              ----------------------------------------------------------------------
Other investments:
     Federal Home Loan Bank stock                                     1,861,000              -                      -      1,861,000
     Other securities                                                   442,285              -                      -        442,285
                                                              ----------------------------------------------------------------------
Total other investments                                               2,303,285              -                      -      2,303,285
                                                              ----------------------------------------------------------------------
Total securities                                                   $ 28,414,599   $    297,018             $  148,422   $ 28,266,003
                                                              ======================================================================

                 ============================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          Gross gains of $810, $3,425, and $3,536, and gross losses of $807, $7,382, and $1,776, were realized during 1996, 1995, and 1994, respectively, on sales of available-for-sale debt securities. Gross losses of $25,833 were realized during 1996 on sales of available-for-sale equity securities.

Maturities of debt securities are as follows as of December 31, 1996:

                                                                                                      WEIGHTED
                                                                 AMORTIZED         FAIR                AVERAGE
AVAILABLE FOR SALE: bonds and notes -                               COST          VALUE                 YIELD
                                                            ------------------------------------------------------
      U. S. Treasury Notes                                  $     2,024,190    $   2,024,374              5.78%
      U. S. Government, including agencies                        1,739,566        1,741,076              7.83%
      Other bonds and debentures                                  2,601,685        2,569,554              6.62%
                                                            ---------------------------------
Total due in one year or less                                     6,365,441        6,335,004              6.68%
                                                            ---------------------------------

      U. S. Treasury Notes                                       10,923,729       10,860,467              5.80%
      U. S. Government, including agencies                          502,683          497,343              6.51%
      Other bonds and debentures                                  4,845,590        4,799,216              6.29%
                                                            ---------------------------------
Total due after one year through five years                      16,272,002       16,157,026              5.97%
                                                            ---------------------------------

      U. S. Government, including agencies                        1,000,000        1,003,124              6.50%
      Other bonds and debentures                                    202,702          201,562              5.33%
                                                            ---------------------------------
Total due after five years through ten years                      1,202,702        1,204,686              6.30%
                                                            ---------------------------------

      Other bonds and debentures                                     99,384           99,384              6.04%
                                                            ---------------------------------
Total due after ten years                                            99,384           99,384              6.04%
                                                            ---------------------------------
                                                               $ 23,939,529    $  23,796,100              6.17%
                                                            =================================

A security which has a call date earlier than the maturity date is considered to mature at the call date.

     HELD TO MATURITY: Included in the caption bonds and notes are two municipal bonds classified as held to maturity. The securities are New Hampshire Higher Educational and Health Facilities bonds purchased by the Bank with coupon rates and maturity dates of 7.35%, 12/16/2003 at an amount of $240,276 and 6.48%, 6/1/2000 at an amount of $100,000. There is no established trading market for these securities and accordingly, the carrying amount of these securities has also been reflected as their fair value. The Bank anticipates no losses on these securities and expects to hold them until their maturity.

     There were no issuers of securities whose aggregate book value exceeded 10% of shareholders' equity as of December 31, 1996.

     A total par value of $1,000,000 was pledged to secure the treasury, tax, and loan account as of December 31, 1996.

                 ============================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3.        LOANS RECEIVABLE:

Loans receivable consisted of the following as of December 31:

                                                             1996            1995            1994            1993            1992
                                                 -----------------------------------------------------------------------------------
Real estate loans -
     Conventional                                $    183,550,150  $  175,130,966  $  161,091,563  $  139,580,597  $  135,252,277
     Construction                                       2,702,613       2,456,763       7,793,601       4,301,243       3,478,459
                                                 -----------------------------------------------------------------------------------
                                                      186,252,763     177,587,729     168,885,164     143,881,840     138,730,736
     Less - Unadvanced portion                          1,270,412       1,434,258       2,841,500       1,222,932         955,860
                                                 -----------------------------------------------------------------------------------
                                                      184,982,351     176,153,471     166,043,664     142,658,908     137,774,876
Collateral loans                                       20,574,710      19,524,706      18,776,523      19,584,411      19,768,631
Consumer loans                                          4,860,325       5,025,818       5,264,449       5,158,271       5,796,200
Commercial and municipal loans                          8,352,789       9,301,028       8,066,390       8,049,016       7,132,313
Other loans                                               436,754         671,302         625,006         977,633         673,793
                                                 -----------------------------------------------------------------------------------
     Total loans                                      219,206,929     210,676,325     198,776,032     176,428,239     171,145,813
Less    - Allowance for loan losses                     2,158,026       1,828,060       2,752,885       2,374,001       2,094,931
        - Deferred loan origination fees                  300,492         382,042         520,438         719,200         694,983
        - Nonaccrual loans                                848,942         297,172       1,692,608         501,408       1,388,864
                                                 -----------------------------------------------------------------------------------
Net loans                                        $    215,899,469  $  208,169,051  $  193,810,101  $  172,833,630  $  166,967,035
                                                 ===================================================================================

     When, in the opinion of management, a loan becomes delinquent and/or uncollectible, it is reclassified as a non-earning loan on which interest is not accrued. These loans are categorized as possible foreclosures. In addition to non-earning assets, $787,930 and $1,144,293 of delinquent loans were classified as non-accrual loans as of December 31, 1996 and 1995, respectively.

     The following is a summary of activity in the allowance for loan loss account for the years ended December 31:

                                                             1996            1995            1994            1993            1992
                                                 -----------------------------------------------------------------------------------
BALANCE, beginning of year                       $      1,828,060  $    2,752,885  $    2,374,001  $    2,094,931  $    2,289,523
                                                 -----------------------------------------------------------------------------------
Loans charged-off:
Real estate loans -
     Conventional                                         628,107         141,541         252,258         723,131         475,096
     Construction                                         614,355       1,014,670           2,871         333,581       1,666,932
Collateral and consumer loans                              36,721          25,568             612           5,289           5,869
Commercial and municipal loans                            101,431         913,441         140,375          57,719         291,695
                                                 ----------------------------------------------------------------------------------
     Total charged-off loans                            1,380,614       2,095,220         396,116       1,119,720       2,439,592
                                                 ----------------------------------------------------------------------------------
Recoveries on loans:
Real estate loans -
     Conventional                                           9,063           3,300          11,666          24,532          63,045
Collateral and consumer loans                              22,105           2,099           1,779           1,584             969
Commercial and municipal loans                              8,671           1,286               -               -          15,551
                                                 ---------------------------------------------------------------------------------
     Total recoveries                                      49,839           6,685          13,445          26,116          79,565
                                                 ---------------------------------------------------------------------------------
     Net charged-off loans:                             1,330,775       2,088,535         382,671       1,093,604       2,360,027
                                                 ---------------------------------------------------------------------------------
Provision for loan losses charged
   to income:                                           1,660,741       1,163,710         761,555       1,372,674       2,165,435
                                                 -----------------------------------------------------------------------------------
BALANCE, end of year                                 $  2,158,026  $    1,828,060  $    2,752,885  $    2,374,001  $    2,094,931
                                                 ==================================================================================
Ratios of net charged-off loans during
  the period to average loans
  outstanding during the period                              .63%           1.02%            .20%            .64%           1.41%
                                                 ==================================================================================

                 =============================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS RECEIVABLE: (continued)


     The Company had no extensions of credit to related parties in excess of 5% of shareholders' equity at any time during the year ended December 31, 1996 and 1995. Certain directors and executive officers of the Bank and companies in which they have significant ownership interest were customers of the Bank during 1996. Total loans to such persons and their companies amounted to $1,066,552 as of December 31, 1996. During 1996 advances of $319,847 were made and repayments totaled $255,150.

     As of December 31, 1996, all loans restructured in a troubled debt restructuring were considered to be "Impaired loans" and are included in the amount shown as the recorded investment in impaired loans. The Company had no loans restructured in a troubled debt restructuring that are not impaired based on the terms specified by the restructuring agreement.

     During 1996 and 1995, LSB sold properties out of real estate owned. According to FAS No. 66, "Accounting for Sales of Real Estate," a minimum down payment must be made by the buyer in order for a sale and a new loan to be recorded. Until the down payment requirement is met, the loan remains classified as real estate owned and interest income is not recorded. The effect of FAS No. 66 would be to reclassify $362,436 and $370,672 from loans to real estate owned and reduce interest income by $22,602 and $23,063 for the years ended December 31, 1996 and 1995, respectively.

IMPAIRED LOANS AS OF DECEMBER 31,                                                             1996            1995
------------------------------------------------------------------------------------------------------------------------
Average recorded investment in impaired loans                                         $     837,357   $     934,829
Recorded investment in impaired loans at December 31                                  $   1,188,183   $   1,452,049
Portion of valuation allowance allocated to impaired loans                            $     139,509   $     654,663
Net balance of impaired loans                                                         $   1,048,674   $     797,386
Interest income recognized on impaired loans                                          $      40,006   $     102,449
Interest income on impaired loans on cash basis                                       $      37,592   $      97,401
Recorded investment in impaired loans with related allowance for credit losses        $     814,182   $   1,452,049
Recorded investment in impaired loans with no related allowance for credit losses     $     374,001   $           0

     In addition to total loans previously shown, the Company services loans for other financial institutions. Participation loans are loans originated by the Company for a group of banks. Sold loans are loans originated by the Company and sold to the secondary market. The Company services these loans and remits the payments received to the buyer. The Company specifically originates long-term, fixed-rate loans to sell. The amount of loans sold and participated out which are serviced by the Company are as follows as of December 31:

                                  1996           1995
                            -----------------------------
     Sold loans              $ 52,165,252   $ 43,433,158
                            =============================
     Participation loans     $  2,664,278   $  2,763,715
                            =============================

     Mortgage servicing rights of $118,086 were capitalized in 1996. Amortization of mortgage servicing rights was $15,056 in 1996. No valuation allowance for capitalized servicing rights was required in 1996.

     The Company has issued letters of credit and has approved lines of credit loans to specific individuals and companies. The unused portions as of December 31, are as follows:

                                  1996           1995
                            ----------------------------
     Letters of credit       $    468,750   $    448,150
                            ============================
     Lines of credit         $ 10,420,574   $ 11,139,725
                            ============================

                 ============================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.   BANK PREMISES AND EQUIPMENT:

     Bank premises and equipment are shown on the consolidated statements of financial condition at cost, net of accumulated depreciation, as follows as of December 31:


                                                 1996         1995
                                        -------------------------------
     Land                                $     823,218  $    679,980
     Buildings and premises                  4,891,724     4,982,713
     Furniture, fixtures and equipment       3,610,607     3,464,598
                                        -------------------------------
                                             9,325,549     9,127,291
     Less - Accumulated depreciation         4,221,183     3,810,454
                                        -------------------------------
                                         $   5,104,366  $  5,316,837
                                        ===============================


NOTE 5.   REAL ESTATE OWNED AND PROPERTY ACQUIRED:

     As of December 31, 1996 and 1995, the Company owned property acquired by foreclosure and chattel property. The balances consisted of the following:


                                                 1996         1995
                                        -------------------------------
     Residential real estate             $      75,000  $     34,970
     Commercial real estate                    632,026       949,215
     Chattel property                           16,452             -
                                        -------------------------------
                                             $ 723,478  $    984,185
                                        ===============================


     As of December 31, 1996 and 1995, real estate owned includes $539,026 and $831,215, respectively, for two real estate development projects. The properties have been developed and are ready for individual lots to be sold. One lot was sold during 1996.

     It is the policy of the Company, upon the acquisition of real estate by foreclosure, to evaluate the condition of the property, make any appropriate or necessary structural and/or cosmetic improvements and place the property as an open listing with all area real estate agents. Company employees are also encouraged to participate in the selling of these properties.

     For 1996, 1995 and 1994, $179,443, $112,544 and $17,629, respectively, of net operating cost of other real estate is included in net income.

                 ============================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6.        DEPOSITS:

      Deposits consisted of the following as of December 31:

                                                                          1996                          1995
                                                              -----------------------------------------------------------
Checking accounts (non-interest-bearing)                      $     10,587,756        4.9%  $     10,934,512       5.5%
NOW accounts                                                        26,030,170       12.2%        26,014,007      13.0%
Ever-Ready Money Market                                             11,207,455        5.2%        13,971,617       7.0%
Regular savings accounts                                             9,167,458        4.3%        11,363,366       5.7%
Treasury savings accounts                                           50,154,503       23.5%        44,388,408      22.2%
Club deposits                                                           71,088         .0%            87,779        .0%
                                                              -----------------------------------------------------------
                                                                   107,218,430       50.1%       106,759,689      53.4%
                                                              -----------------------------------------------------------

Time deposits -
 2.00% - 2.99%                                                         448,874         .2%           251,318        .1%
 3.00% - 3.99%                                                               -           -                 -          -
 4.00% - 4.99%                                                       2,738,534        1.3%         6,140,501       3.1%
 5.00% - 5.99%                                                      77,115,922       36.0%        41,959,447      21.0%
 6.00% - 6.99%                                                      11,667,942        5.5%        31,152,885      15.6%
 7.00% - 7.99%                                                      12,503,732        5.8%        10,889,340       5.4%
 8.00% - 8.99%                                                       2,265,461        1.1%         2,817,741       1.4%
                                                              -----------------------------------------------------------
                                                                   106,740,465       49.9%        93,211,232      46.6%
                                                              ===========================================================
                                                              $    213,958,895      100.0%  $    199,970,921     100.0%
                                                              ===========================================================

     The following is a summary of maturities of time deposits as of December 31, 1996:

 1997                                                                                       $     71,668,007
 1998                                                                                             21,762,683
 1999                                                                                             10,970,261
 2000                                                                                              2,100,953
 2001                                                                                                236,179
 Thereafter                                                                                            2,382
                                                                                            -----------------------
                                                                                            $    106,740,465
                                                                                            =======================

     As of December 31, 1996, time deposits include $12,884,426 of certificates of deposit with a minimum balance of $100,000. Maturities of these certificates are as follows:

Less than 3 months                                                                          $      3,730,043
Over 3 months and less than 6 months                                                               4,150,174
Over 6 months and less than 12 months                                                              2,872,478
Over 12 months                                                                                     2,131,731
                                                                                            -----------------------
                                                                                                $ 12,884,426
                                                                                            =======================

                 ============================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7.   SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE:

     The purchasers of the agreements have agreed to resell to the Company substantially identical securities at the maturities of the agreements. Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                                1996            1995
                                                                         ----------------------------------
Average balance during the year                                           $     5,060,481    $   4,272,752
Average interest rate during the year                                                  4%               4%
Maximum month-end balance during the year                                       8,662,736        9,552,825
Securities underlying the agreements at year-end:
    Carrying amount                                                            12,947,919       11,994,795
    Estimated fair value                                                       12,884,841       12,139,529

     As of December 31, 1996, sixteen repurchase agreements were outstanding. The maturity dates of the repurchase agreements are from January 27, 1997 to October 25, 1997 on the anniversary date of the repurchase agreement. Securities are under control of the Bank.


NOTE 8.   ADVANCES FROM FEDERAL HOME LOAN BANK:


     Advances from the Federal Home Loan Bank consisted of loans, at various interest rates ranging from 4.87% to 7.32%, maturing as follows at December 31, 1996.

1997 (4.87% - 7.32%)                                                      $     7,927,707
1998 (4.87% - 5.82%)                                                            7,166,033
1999 (5.78%)                                                                       56,085
2000 and thereafter (5.41% - 5.82%)                                             5,024,200
                                                                          ----------------
                                                                          $    20,174,025
                                                                          ================

     These advances are secured by Federal Home Loan Bank stock (Note 2) and unspecified first mortgage loans. The Company is able to borrow up to an additional $50,000,000 of Federal Home Loan Bank advances.

     In addition to the above advances, the Company has credit available up to $5,167,000 under a revolving loan agreement with the Federal Home Loan Bank. No amounts were borrowed against the line of credit as of December 31, 1996 and 1995. Interest is payable monthly as funds are borrowed.

                 ============================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9.   INCOME TAXES:

     The Company, the Bank and its wholly-owned subsidiaries file a consolidated federal income tax return. Applicable income taxes amounted to $286,163 in 1996 $604,000 in 1995 and $723,000 in 1994. These amounts differ from the amounts computed by applying the statutory tax rates to income before provision for income taxes.

      The reasons for these differences are as follows:

                                                                                 1996              1995                1994
                                                                   --------------------------------------------------------------
Tax on income at statutory tax rates                                $         304,907   $       628,600      $      783,785
Tax effect of dividends received deduction                                    (27,023)          (35,714)            (39,270)
Tax effect of tax exempt interest, net                                        (14,630)          (19,289)            (22,246)
Tax effect of unallowable amortization                                              -                 -               3,292
Other, net                                                                     22,909            30,403              (2,561)
                                                                   --------------------------------------------------------------
     Tax at effective rate                                          $         286,163   $       604,000      $      723,000
                                                                   ==============================================================

       Income tax expense is made up of the following components:

                                                                                 1996              1995                1994
                                                                   --------------------------------------------------------------
Current tax expense                                                 $         406,644   $       279,091      $      648,000
Deferred tax  expense (benefit)                                              (120,481)          324,909              75,000
                                                                   --------------------------------------------------------------
                                                                    $         286,163   $       604,000      $      723,000
                                                                   ==============================================================

     Deferred taxes result from temporary differences in the recognition of revenue and expense for tax and financial statement purposes. The source of these differences were as follows:

                                                                                                   1996                1995
                                                                                       ------------------------------------------
Difference between book and tax depreciation                                            $         8,587      $       11,533
Deferred loan origination fees included in taxable income                                        31,495              47,055
Bad debts deducted for taxable income not for book income                                      (232,334)            174,852
Unrealized gain (loss) on securities available for sale                                        (116,000)            426,400
Other, net                                                                                       71,771              91,469
                                                                                       ------------------------------------------
                                                                                        $      (236,481)     $      751,309
                                                                                       ==========================================


     The components of the net deferred tax asset or liability on the consolidated statements of financial condition are as follows as of December 31:

                                                                                                    1996                1995
                                                                                       ------------------------------------------
Deferred tax liability                                                                  $    478,541         $      728,422
Deferred tax asset                                                                          (118,022)              (131,422)
                                                                                       ------------------------------------------
                                                                                        $    360,519         $      597,000
                                                                                       ==========================================

     Deferred tax assets as of December 31, 1996 have not been reduced by a valuation allowance because management believes that it is more likely than not that the full amount of deferred tax assets will be realized.

     As of December 31, 1996, the Company had no operating loss and tax credit carryovers for tax purposes.

                 ============================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10.  STOCK COMPENSATION PLANS:

     As of December 31, 1996, the Company had three fixed option, stock-based compensation plans, which are described below. The Company has adopted the disclosure only provisions of SFAS No. 123 "Accounting for Stock-Based Compensation" but applies APB Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                   1996          1995
                                               -----------------------
Net income            As reported            $  610,711  $  1,244,823
                      Pro forma              $  500,828  $  1,216,275

Earnings per share    As reported            $      .35  $        .73
                      Pro forma              $      .29  $        .72

     Under the 1986 plan, the Company may grant options to its employees for up to 57,880 additional shares of common stock. Under the 1987 plan, the Company may grant options to its employees for up to 27,666 additional shares of common stock. Under both plans, the exercise price of each option equals the market price of the Company's stock on the date of grant and an option's maximum term is 10 years. Options are exercisable immediately.

     On April 10, 1996, the shareholders approved the adoption of the "1996 Stock Option Plan." Under this plan, an amount equal to 10% of the issued and outstanding common stock of the Company has been reserved for future issuance. On December 2, 1996 48,000 options were granted from the 1996 stock option plan at an exercise price of $12.50 per share, the fair market value on that date.

     The fair value of each option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                   1996            1995
                                        -------------------------------
Weighted risk-free interest rate                 6.37%           6.67%
Weighted expected life                      9.25 years      9.25 years
Weighted expected volatility                    17.33%          17.33%
Weighted expected dividend yield         5.0% per year   5.0% per year

     No modifications have been made to the terms of the option agreements.

     A summary of the status of the Company's fixed stock option plans as of December 31, 1996 and 1995 and changes during the years ending on those dates is presented below:

                                                                                    1996                          1995
                                                   ---------------------------------------------------------------------------------
                                                                             Weighted Average                      Weighted Average
Fixed Options                                                 Shares           Exercise Price         Shares         Exercise Price
-------------                                                 ------           --------------         ------         --------------
Outstanding at beginning of year                              62,590             $       8.22         66,075           $       6.78
Granted                                                       97,900                    11.29         30,000                   9.00
Exercised                                                    (18,730)                    8.24        (33,485)                  6.08
Forfeited
                                                  -------------------                          --------------
Outstanding at end of year                                   141,760             $      10.34         62,590           $       8.22
                                                  ===================                          ==============

Options exercisable at year-end                              141,760                                  62,590
Weighted-average fair value of                            $     1.84                                $   1.56
   options granted during the year

                  ==========================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.  STOCK COMPENSATION PLANS: (continued):

     The following table summarizes information about fixed stock options outstanding as of December 31, 1996:

                      Options Outstanding and Exercisable
         ------------------------------------------------------------
                                        Number
                                     Outstanding        Remaining
             Exercise Prices       as of 12/31/96    Contractual Life
             ---------------       --------------    ----------------
            $     7.500               21,190            1.2 year
                  9.000               25,170            8.0 years
                 10.125               47,400            9.0 years
                 12.500               48,000            9.9 years
                                ----------------
            $    10.340              141,760            8.0 years
            =========================================================

NOTE 11.  EMPLOYEE BENEFIT PLANS:

     DEFINED BENEFIT PENSION PLAN - The Company has a defined benefit pension plan covering substantially all full-time employees who have attained age 21 and have completed one year of service. Annual contributions to the plan are based on actuarial estimates.

     Net pension cost for the Company's defined benefit pension plan consisted of the following components as of December 31:

                                                            1996              1995               1994
                                                     ----------------------------------------------------
    Service cost                                     $     84,057      $     88,168      $      77,370
    Interest cost on projected benefit obligation         109,326           104,325            100,515
    Actual return on plan assets                         (143,470)         (143,671)            55,611
    Net amortization and deferral                          72,337            85,790           (125,230)
                                                     ----------------------------------------------------
                                                     $    122,250      $    134,612      $     108,266
                                                     ====================================================

     The following table sets forth the plan's funded status and amounts recognized in the accompanying consolidated statements of financial position as of December 31:

                                                                                                1996                  1995
                                                                                      ---------------------------------------
Actuarial present value of benefit obligations:
         Vested benefit obligation                                                    $     1,297,443         $    1,250,767
                                                                                      =======================================
         Accumulated benefit obligation                                               $     1,350,262         $    1,273,735
                                                                                      =======================================
         Projected benefit obligation                                                 $     1,516,431         $    1,477,750
         Plan assets at fair value, primarily invested in debt and equity securities        1,636,405              1,395,207
                                                                                      ---------------------------------------
         Projected benefit obligation (in excess of) less than plan assets                    119,974                (82,543)
         Unrecognized net loss                                                                286,143                374,051
         Unrecognized prior service cost                                                      (32,658)               (35,351)
                                                                                      ---------------------------------------
         Prepaid expense, included in other assets                                    $       373,459        $       256,157
                                                                                      =======================================

                  ==========================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11.  EMPLOYEE BENEFIT PLANS: (continued)

     Assumptions used by the Company in the determination of pension plan information consisted of the following as of December 31:

                                                                1996      1995
                                                         ----------------------

    Discount rate                                              7.00%     7.00%
    Rate of increase in compensation levels                    3.00%     3.00%
    Expected long-term rate of return on plan assets           7.00%     7.00%

     PROFIT SHARING - STOCK OWNERSHIP PLAN - Lake Sunapee Bank, fsb, adopted a Profit Sharing - Stock Ownership Plan which became effective January 1, 1987. The purpose of the Plan is to reward eligible employees for long and loyal service by providing them with retirement benefits. The Plan is a qualified defined contribution plan designed to meet the requirements of ERISA and to conform to Section 401(k) of the Internal Revenue Code. All employees of Lake Sunapee Bank, fsb, and its subsidiaries who have attained age 21 and have completed one year of service are eligible to participate in the Plan. Participation is not required. Eligible employees electing to participate may contribute between 2% and 15% of their salary to the Plan up to $9,500 for 1996. Participants will not be subject to federal income taxation on such contributions which constitute salary reductions at the time such contributions are made. Lake Sunapee Bank, fsb may elect, but is not required, to make discretionary and/or matching contributions to the Plan.

     Discretionary and matching contributions to the Plan will be invested primarily in company stock. Benefits under the Profit Sharing - Stock Ownership Plan will be payable upon retirement, death or other separation from service.

     The assets of the Profit Sharing - Stock Ownership Plan are held pursuant to an Investment Management Agreement with Charter Trust Company as Agent. The assets are invested as directed by participating employees and the Bank.

     For 1996, 1995 and 1994, participating employees' contributions totaled $118,346, $96,452, and $88,682 respectively. The Bank made a matching contribution of $10,000 for 1996 and $9,500 for 1995. No matching contribution was made for 1994. A participant's retirement benefit will depend on the amount of the contributions to the Plan together with the gains or losses on the investments.


NOTE 12.  COMMITMENTS AND CONTINGENCIES:


     In the normal course of business, the Company has outstanding various commitments and contingent liabilities, such as legal claims, which are not reflected in the consolidated financial statements. Management does not anticipate any material loss as a result of these transactions. As of December 31, 1996, the Company had entered into commitments to fund loans totaling $4,195,156. The majority of these loans will have adjustable rates.

     The following is a schedule, by interest rate, of loan commitments outstanding as of December 31:

                                               1996               1995
                                     ----------------------------------

 6.00%  -  6.99%                      $   2,439,825      $     594,250
 7.00%  -  7.99%                          1,500,194          3,070,875
 8.00%  -  8.99%                            210,137            445,118
 9.00%  -  9.99%                             20,000            264,750
 10.00% - 10.99%                             25,000             35,000
                                     ----------------------------------
                                      $   4,195,156      $   4,409,993
                                     ==================================

                 ============================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.  SHAREHOLDERS' EQUITY:

     LIQUIDATION ACCOUNT - On May 22, 1986, Lake Sunapee Bank, fsb received approval from the Federal Home Loan Bank Board and converted from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. At the time of conversion, the Bank established a liquidation account in an amount of $4,292,510 (equal to the Bank's net worth as of the date of the latest financial statement included in the final offering circular used in connection with the conversion). The liquidation account will be maintained for the benefit of eligible account holders who maintain their deposit accounts in the Bank after conversion. In the event of a complete liquidation of the Bank subsequent to conversion (and only in such event), each eligible account holder will be entitled to receive a liquidation distribution from the liquidation account before any liquidation distribution may be made with respect to capital stock. The amount of the liquidation account is reduced to the extent that the balances of eligible deposit accounts are reduced on any year-end closing date subsequent to the conversion. Company management believes the balance in the liquidation account would be immaterial to the consolidated financial statements as of December 31, 1996.

     DIVIDENDS - The Bank may not declare or pay a cash dividend on or purchase any of its stock if the effect would be to reduce the net worth of the Bank below either the amount of the liquidation account or the net worth requirements of the banking regulators.

     TREASURY STOCK - On July 15, 1993, the Company announced a buy back program whereby the Company intends to repurchase, on the open market, 10% of its currently outstanding common stock. As of December 31, 1996, 117,782 shares remained to be purchased from the 1993 buy back program.

     Treasury stock is recorded at cost, as purchased. Treasury stock sold is accounted for on a first-in, first-out basis.

     SPECIAL BAD DEBTS DEDUCTION - In prior years, Lake Sunapee Savings Bank, fsb, a wholly-owned subsidiary of the Company, was allowed a special tax-basis under certain provisions of the Internal Revenue Code. As a result, retained income of Lake Sunapee Bank, fsb, as of December 31, 1996 includes approximately $1,896,000 for which federal and state income taxes have not been provided. If the Bank no longer qualifies as a bank as defined in certain provisions of the Internal Revenue Code, this amount will be subject to recapture in taxable income ratably over six (6) years, subject to a combined federal and state tax rate of approximately 39%.

     The following is a reconciliation of shareholders' equity and net income as reported in the accompanying consolidated financial statements and as reflected in reports filed with the Office of Thrift Supervision (OTS):

                                            SHAREHOLDERS' EQUITY                      NET INCOME
                                            1996            1995           1996          1995           1994
                                      --------------------------------------------------------------------------
Balance reported to OTS               $ 17,856,000   $ 18,456,000    $ 625,000    $ 1,258,000    $ 1,605,000

Parent company -
     Loss before equity in earnings
         of subsidiary                     (13,874)       (12,830)     (13,874)       (12,830)       (20,960)

     Dividends from LSB to NHTB          1,000,000      1,000,000            -              -              -
     Stock options exercised               725,120        570,825            -              -              -
     Cash dividends paid to                                                  -              -              -
         shareholders of NHTB             (847,066)      (839,413)
     Retained earnings                   3,347,321      3,199,564            -              -              -
     Treasury stock purchased           (2,873,530)    (2,830,048)           -              -              -
     Other, net                               (281)           (93)        (415)          (347)        (1,790)
                                     ---------------------------------------------------------------------------
Balance per consolidated
      financial statements            $ 19,193,690   $ 19,544,005    $ 610,711    $ 1,244,823    $ 1,582,250
                                     ===========================================================================

                 =============================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.  REGULATORY MATTERS:

     The Company and the Bank are subject to various capital requirements administered by their primary federal regulators, the Office of Thrift Supervision (OTS) . Failure to meet minimum regulatory requirements can initiate mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material effect on the Company's and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), Tier I capital to adjusted total assets (as defined) and tangible capital to adjusted total assets (as defined).

     Management believes, as of December 31, 1996, that the Bank meets all capital requirements to which it is subject.

     As of December 31, 1996, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory frame work for prompt corrective action. To be categorized as well capitalized Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The table below presents the Bank's regulatory capital as compared to OTS and FDIC requirements as of December 31, 1996. There was no deduction from capital for interest-rate risk.

                                   Bank                 OTS                FDIC
                           -------------------  ------------------  ------------------
                             Amount   Percent    Amount   Percent    Amount   Percent
                             ------   -------    ------   -------    ------   -------
Tangible capital             $17,862     6.76%   $ 3,966     1.50%     N/A       N/A
Core leverage capital        $17,862     6.76%   $ 7,932     3.00%   $13,220     5.00%
Tier I risk-based capital    $17,862    11.81%      N/A       N/A    $ 9,072     6.00%
Total risk-based capital     $18,146    12.00%   $12,097     8.00%   $15,121    10.00%

NOTE 15.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The estimated fair values of the Company's financial instruments , all of which are held or issued for purposes other than trading, were as follows as of December 31:

                                                        1996                                 1995
                                           -----------------------------        -----------------------------
                                                 CARRYING       FAIR               CARRYING          FAIR
                                                  AMOUNT        VALUE               AMOUNT           VALUE
                                           -----------------------------        -----------------------------
Financial assets:
     Cash and cash equivalents               $   11,002,749   11,002,749       $   10,993,297  $   10,993,297
     Securities available for sale               24,950,725   24,950,725           25,569,664      25,718,260
     Securities held to maturity                    340,276      340,276              393,054         393,054
     Other investments                            2,307,557    2,307,557            2,303,285       2,303,285
     Loans                                      216,002,761  216,136,350          209,032,402     209,043,415
     Loans held for sale                            745,650      745,650            3,095,971       3,095,971
     Accrued interest receivable                  1,354,042    1,354,032            1,433,882       1,433,882

Financial liabilities:
     Regular savings, NOW, demand and
       money market deposits                    107,218,430  107,218,430          106,759,689     106,759,689
     Time deposits                              106,740,465  107,416,000           93,211,231      93,677,261
     Repurchase agreements                        8,662,736    8,662,736            9,552,825       9,552,825
     Advances from Federal Home Loan Bank        20,174,025   20,162,000           26,936,168      27,016,696

                  ==========================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.  FAIR VALUE OF FINANCIAL INSTRUMENTS: (continued):

     The carrying amounts of financial instruments shown in the above table are included in the consolidated statements of financial condition under the indicated captions.

     The Company has no derivative financial instruments subject to the provisions of SFAS No. 119 "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments". Accounting policies related to financial instruments are described in Note 1.


NOTE 16.  HOLDING COMPANY OPERATIONS:

     The following are condensed statements of financial condition, income, retained earnings and cash flows for NHTB for the years ended December 31:

                  CONDENSED STATEMENTS OF FINANCIAL CONDITION

                                                       1996           1995
                                             ------------------------------
ASSETS
     Investment in subsidiary                   $ 17,855,719   $ 18,455,908
     Advances to affiliates (LSB)                  1,337,971      1,088,097
                                             ------------------------------
       Total assets                             $ 19,193,690   $ 19,544,005
                                             ==============================


                                             ------------------------------
SHAREHOLDERS' EQUITY                            $ 19,193,690   $ 19,544,005
                                             ==============================


                        CONDENSED STATEMENTS OF INCOME

                                                     1996          1995           1994
                                              ------------------------------------------
Operating expenses                               $  13,874    $    12,830    $    20,960
                                              ------------------------------------------
Loss before equity in earnings of subsidiary       (13,874)       (12,830)       (20,960)
Equity in earnings of subsidiary                   624,585      1,257,653      1,603,210
                                              ------------------------------------------

Net income                                       $ 610,711    $ 1,244,823    $ 1,582,250
                                              ==========================================

                  ==========================================
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16.  HOLDING COMPANY OPERATIONS: (continued)

                      CONDENSED STATEMENTS OF CASH FLOWS

                                                                                       1996                   1995            1994
                                                                           -------------------------------------------------------
Cash flows from operating activities:
     Net income                                                                $    610,711        $     1,244,823    $  1,582,250
     Adjustments to reconcile net income to net
      cash
      used in operating activities -
     Equity in earnings of subsidiary (LSB)                                        (624,585)            (1,257,653)     (1,603,210)
     Amortization                                                                         -                      -          13,752
                                                                           -------------------------------------------------------
         Net cash used in operating activities                                      (13,874)               (12,830)         (7,208)
                                                                           -------------------------------------------------------

Cash flows from investing activities:
     Dividends received from subsidiary (LSB)                                     1,000,000              1,000,000         500,000
     Advances from subsidiary, net                                                 (249,873)              (207,217)        399,029
                                                                           -------------------------------------------------------
         Net cash provided by investing activities                                  750,127                792,783         899,029
                                                                           -------------------------------------------------------

Cash flows from financing activities:
     Proceeds from stock options exercised                                          154,295                203,475         132,420
     Dividends paid                                                                (847,066)              (839,413)       (830,303)
     Acquisition of treasury stock                                                  (43,482)              (144,015)       (193,938)
                                                                           -------------------------------------------------------
         Net cash used in financing activities                                     (736,253)              (779,953)       (891,821)
                                                                           -------------------------------------------------------
Net increase in cash                                                                      -                      -               -

Cash, beginning of year                                                                   -                      -               -
                                                                           -------------------------------------------------------

Cash, end of year                                                              $          -        $             -    $          -
                                                                           -------------------------------------------------------


     The Parent Only Statements of Changes in Shareholders' Equity are identical to the Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 1996, 1995, and 1994, and therefore are not reprinted here.

NOTE 17.  MERGER WITH LANDMARK BANK:

     On July 26, 1996, the Company entered into an agreement and plan of reorganization (the "Merger Agreement") with Landmark Bank. Pursuant to the Merger Agreement, the Company will acquire all of the outstanding shares of Landmark Bank for total consideration of approximately $6 million. The Merger Agreement was subject to the approval of the shareholders of the Company, shareholders of Landmark Bank, and various regulatory agencies. On January 22, 1997, the Company completed the acquisition of Landmark Bank.

     Under the terms of the merger agreement, holders of Landmark Bank's stock may elect to receive $12.00 in cash per share, or exchange their stock for stock in the Company at a ratio of 1.1707 shares of the common stock of the Company per Landmark share, subject to 60% of Landmark's stock being converted to stock and 40% to cash. Allocation of the merger consideration is expected to take place in February, 1997.

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